Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 17, 2026, between Q32 Bio Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act (as defined below), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Business Day” means any day other than Saturday, Sunday, or other day on which banking institutions in the State of New York are authorized or required by law to remain closed.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount at the Closing and (ii) the Company’s obligations to deliver the Securities, in each case, at the Closing have been satisfied or waived, but in no event later than the second (2nd) Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means common stock of the Company, par value $0.0001 per share.

“Company Counsel” means Goodwin Procter LLP, with offices located at 100 Northern Avenue, Boston, MA 02210.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise agreed as to an earlier time by the Company and the Purchasers, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise agreed as to an earlier time by the Company and the Purchasers.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” means generally accepted accounting principles in the United States.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(cc).

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(a).

“Per Share Purchase Price” equals $3.90, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of shares of Common Stock that occur between the date hereof and the Closing Date.

“Per Pre-Funded Warrant Purchase Price” equals the Per Share Purchase Price less $0.0001, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions relating to shares of Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Funded Warrants” means, collectively, the warrants delivered to the Purchasers at Closing in accordance with Section 2.2(a) hereof, which Pre-Funded Warrants shall be exercisable immediately upon issuance and shall expire in accordance with the terms thereof, in the form of Exhibit A attached hereto.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the final prospectus filed pursuant to the Registration Statement.

“Prospectus Supplement” means the prospectus supplement filed pursuant to the Registration Statement relating to the offering of Securities pursuant to this Agreement.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

“Registration Statement” means the effective registration statement with the Commission on Form S-3 (File No. 333-286491), which registers the sale of the Securities and includes any Rule 462(b) Registration Statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 462(b) Registration Statement” means any registration statement prepared by the Company registering additional Securities, which was filed with the Commission on or prior to the date hereof and became automatically effective pursuant to Rule 462(b) promulgated by the Commission pursuant to the Securities Act.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(e).

“Securities” means the Shares, the Pre-Funded Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued and issuable to each Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the shares of Common Stock and Pre-Funded Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the shares of Common Stock are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Pre-Funded Warrants, and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Equiniti Trust Company, LLC, the current transfer agent of the Company, with a mailing address at 28 Liberty Street, Floor 53, New York, NY 10005.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, the number of shares of Common Stock set forth under the heading “Subscription Amount” on the Purchaser’s signature page hereto, at the Per Share Purchase Price; provided, however, that, to the extent that a Purchaser determines, in its sole discretion, that such Purchaser (together with such Purchaser’s Affiliates, and any Person acting as a group together with such Purchaser or any of such Purchaser’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, or as such Purchaser may otherwise choose, in lieu of purchasing shares of Common Stock, such Purchaser may elect to purchase Pre-Funded Warrants in lieu of shares of Common Stock in such manner to result in the full Subscription Amount being paid by such Purchaser to the Company. The “Beneficial Ownership Limitation” shall be 4.99% (or, at the election of the Purchaser, 9.99%) of the number of shares of Common Stock, in each case, outstanding immediately after giving effect to the issuance of the Securities on the Closing Date. Notwithstanding anything to the contrary herein and a Purchaser’s Subscription Amount set forth on the signature pages attached hereto, the number of Shares purchased by a Purchaser (and its Affiliates) hereunder shall not, when aggregated with all other shares of Common Stock owned by such Purchaser (and its Affiliates) at such time, result in such Purchaser beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act) in excess of 9.99% of the then issued and outstanding Common Stock outstanding at the Closing (the “Beneficial Ownership Maximum”), and such Purchaser’s Subscription Amount, to the extent it would otherwise exceed the Beneficial Ownership Maximum immediately prior to the Closing, shall be conditioned upon the issuance of Shares at the Closing to the other Purchasers signatory hereto. To the extent that a Purchaser’s beneficial ownership of the Shares would otherwise be deemed to exceed the Beneficial Ownership Maximum, such Purchaser’s Subscription Amount shall automatically be reduced as necessary in order to comply with this paragraph.

Each Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser shall be delivered to the Company via wire transfer of immediately available funds pursuant to the wire instructions provided to such Purchaser pursuant to Section 2.2(a)(ii). The Company shall deliver to each Purchaser its respective Shares via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) registered in the name of such Purchaser in accordance with such Purchaser’s DWAC instructions, and Pre-Funded Warrants delivered to such Purchaser or its designee, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur remotely via the exchange of documents and signatures or such other location as the parties shall mutually agree in writing. Notwithstanding anything herein to the contrary, if at any time on or after the time of execution of this Agreement by the Company and an applicable Purchaser through the Closing (the “Pre-Settlement Period”), such Purchaser sells to any Person all, or any portion, of any Shares to be issued hereunder to such Purchaser at the Closing (collectively, the “Pre-Settlement Shares”), such Person shall, automatically hereunder (without any additional required actions by such Purchaser or the Company), be deemed to be a Purchaser under this Agreement unconditionally bound to purchase, and the Company shall be deemed unconditionally bound to sell, such Pre-Settlement Shares to such Person at the Closing; provided, that the Company shall not be required to deliver any Pre-Settlement Shares to such Purchaser prior to the Company’s receipt of the Subscription Amount for such Pre-Settlement Shares hereunder; provided, further, that the Company hereby acknowledges and agrees that the forgoing shall not constitute a representation or covenant by such Purchaser as to whether or not such Purchaser will elect to sell any Pre-Settlement Shares during the Pre-Settlement Period. The decision to sell any Shares will be made in the sole discretion of such Purchaser from time to time, including during the Pre-Settlement Period.

The Pre-Funded Warrants shall be delivered to the Purchasers in definitive form, registered in such names and in such denominations as the purchasers of the Pre-Funded Warrants shall request in writing not later than the Closing Date. The Pre-Funded Warrants will be made available for inspection by the Purchasers on the business day prior to the Closing Date. The Purchasers shall make payment for the Pre-Funded Warrants on the Closing Date to the Company by wire transfer in immediately available funds to the account specified by the Company at a purchase price of Per Pre-Funded Warrant Purchase Price, and the Company shall deliver such Pre-Funded Warrants to such Purchasers on the Closing Date in definitive form against such payment.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)	this Agreement duly executed by the Company;

(ii)	the Company’s wire instructions, on Company letterhead and executed by the Company’s Chief Executive Officer or Chief Financial Officer;

(iii)

a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system shares of Common Stock equal to the portion of such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser;

(iv)

for each Purchaser of Pre-Funded Warrants pursuant to Section 2.1, a Pre-Funded Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to the portion of such Purchaser’s Subscription Amount applicable to Pre-Funded Warrants divided by the sum of the Per Pre-Funded Warrant Purchase Price plus the exercise price per Warrant Share underlying such Pre-Funded Warrants, subject to adjustment therein;

(v)	the Prospectus and the Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act);

(vi)

a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the date of the Closing Date, in form and substance reasonably acceptable to the Purchasers;

(vii)	a certificate executed by the Secretary of the Company, dated as of the date of Closing, in form and substance reasonable acceptable to the Purchasers; and

(viii)	a legal opinion of Company Counsel, in form reasonably acceptable to the Purchasers.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company, the following:

(i)	this Agreement duly executed by such Purchaser; and

(ii)	such Purchaser’s Subscription Amount with respect to the Securities purchased by such Purchaser, which shall be made available for delivery-versus-payment settlement with the Company or its designees.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)

the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii)	all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)	the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)

the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii)	all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)	the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)	there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)

from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or any Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred after the date of this Agreement any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as disclosed in the Company’s reports and other documents required to be filed by it under the Exchange Act and Securities Act and any required amendments to any of the foregoing with the Commission (the “SEC Reports”), the Company hereby makes the following representations and warranties to each Purchaser:

(a)

Absence of Changes. Since the date of the most recent financial statements of the Company included in the Company’s most recent annual report on Form 10-K, the Company has conducted its business only in the ordinary course of business (except for the execution and performance of this Agreement, and the discussions, negotiations, and transactions related thereto) and (i) there has not been any change, condition, event, circumstance, occurrence, result, state of facts or development that has or would reasonably be expected to have a materially adverse effect on the business, financial condition, assets, operations, results of operations, stockholders’ equity or financial performance of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business and except as contemplated by this Agreement, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(b)

Organization and Good Standing of the Company. The Company and its subsidiaries have been duly organized or incorporated (as applicable) and are validly existing and in good standing (as applicable) under the laws of their respective jurisdictions of organization or incorporation, and have all necessary power and authority (i) to conduct the business in which they are engaged in all material respects in the manner in which their respective business is currently being conducted, (ii) to own or lease and use their respective property and assets in the manner in which their respective property and assets are currently owned or leased and used in all material respects and (iii) to perform their respective obligations under all contracts by which they are bound in all material respects. The Company and its subsidiaries are each duly qualified as a foreign corporation (or other applicable entity) to transact business and are in good standing in each other jurisdiction in which such qualification is required, whether by ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(c)

Subsidiaries. The Company does not have any subsidiaries except as disclosed in the SEC Reports. The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity. Except as disclosed in the SEC Reports, the Company owns 100% of the equity interests of each of its subsidiaries.

(d)

Validity; Valid Issuance of Securities. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company. Assuming the due authorization, execution and delivery by each Purchaser, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Shares and Pre-Funded Warrants are duly authorized and, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free and clear of any liens or other restrictions, other than restrictions on transfer under applicable state and federal securities laws or such restrictions as the Purchaser has agreed to in writing with the Company, and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation or bylaws or the Delaware General Corporation Law. The Warrant Shares have been duly and validly authorized and, when issued in accordance with the terms of the Pre-Funded Warrants, including upon the payment of any exercise price therefor, will be validly issued, fully paid and nonassessable and will be free and clear of all encumbrances and restrictions (other than those created by the Purchaser), except for restrictions on transfer set forth in this Agreement, the Pre-Funded Warrant or imposed by applicable securities laws. The Company has reserved from its duly authorized share capital the maximum number of Common Stock issuable pursuant to this Agreement and the Pre-Funded Warrants. Assuming the accuracy of the representations and warranties of each Purchaser in Section 3.2 hereof, the Warrant Shares will be issued in compliance with all applicable federal and state securities laws.

(e)	Capitalization.

(i)

The capitalization of the Company is as set forth in the SEC Reports, including the number of (A) options to acquire Common Stock that have been granted and are outstanding, (B) restricted stock awards that have been granted and are outstanding, (C) restricted stock unit awards that have been granted and are outstanding, and (D) Common Stock that remain available for future issuance to board members, senior executives, employees and consultants of the Company and its subsidiaries under the Company’s 2017 Stock Option and Grant Plan, 2024 Stock Option and Incentive Plan and 2024 Employee Stock Purchase Plan (together with any future equity compensation or share plans for employees, consultants and directors, collectively, the “Plans”), in each case as of September 30, 2025.

(ii)

Except as disclosed in the SEC Reports, and other than the Common Stock reserved for issuance under the Plans, there are no outstanding options, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company or any of its subsidiaries of any of its securities, including the Shares. Except as disclosed in the SEC Reports, no Person is entitled to preemptive rights, rights of first refusal, rights of participation or similar rights with respect to any securities of the Company or any of its subsidiaries, including with respect to the issuance of Shares contemplated hereby. Except as disclosed in the SEC Reports, there are no voting agreements, registration rights agreements or other agreements of any kind among the Company or any of its subsidiaries and any other Person relating to the securities of the Company or any of its subsidiaries, including the Shares.

(iii)

All of the issued and outstanding Common Stock has been duly authorized and validly issued and is fully paid and was issued in compliance with all applicable laws concerning the issuance of securities. The Shares have been duly and validly authorized and, when issued pursuant to this Agreement, will be validly issued, and fully paid. The Shares (i) will form part of the same class of Common Stock and will have the same profit entitlement and voting rights as the Common Stock, (ii) will not be subject to pre-emptive rights, and (iii) shall be free and clear of all liens, except for restrictions on transfer imposed by applicable securities laws.

(iv)

Except as disclosed in the SEC Reports, neither the Company nor any of its subsidiaries owns or holds the right to acquire any stock, partnership, interest, joint venture interest or other equity ownership interest in any Person.

(f)

Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3.2 hereof, no material consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity (as defined below) is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to applicable state securities laws, which have been made or will be made in a timely manner.

(g)

Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, bylaws or similar organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and the performance of this Agreement and the consummation of the transactions contemplated herein (including the issuance and sale of the Securities) and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (1) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments, (2) result in any violation of the provisions of the certificate of incorporation, by-laws or similar organizational document of the Company or any of its subsidiaries or (3) result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clauses (1) and (3), for such violations as would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, or materially affect the validity of the Securities or the legal authority of the Company to perform its obligations hereunder and timely comply in all material respects with the terms of this Agreement.

(h)

Absence of Proceedings. There is no action, suit, Proceeding or, to the knowledge of the Company, inquiry or investigation, before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would have or reasonably be expected to materially and adversely affect the validity of the Securities or the legal authority of the Company to perform its obligations hereunder and timely comply in all material respects with the terms of this Agreement.

(i)

Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them as described in the SEC Reports, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to be material to the Company or any of its subsidiaries, taken as a whole. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to be material to the Company or any of its subsidiaries, taken as a whole. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to be material to the Company or any of its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to be material to the Company or any of its subsidiaries, taken as a whole.

(j)

Intellectual Property. Except as described in the SEC Reports, in each case, (a) the Company or its applicable controlled subsidiary owns, possesses, licenses or has other rights to use all patents, copyrights, trademarks, service marks, trade names, Internet domain names, technology, and/or know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights), including registrations and/or applications for registration with respect to any of the foregoing (collectively, “Intellectual Property”) that are necessary or otherwise material to their businesses as they are currently conducted and described in the SEC Reports; (b) all copyrights and patents owned or licensed by the Company or any of its subsidiaries (including all copyrights and patents owned or licensed by any of the Company’s subsidiaries) are (i) to the Company’s knowledge, valid and enforceable and (ii) not subject to any ongoing or, to the Company’s knowledge, threatened interference, reexamination, judicial or administrative proceeding pertaining to validity, enforceability or scope; (c) neither the Company nor any of its subsidiaries has received any written notice alleging, nor, to the Company’s knowledge, is there, any infringement, violation or conflict with (and Company does not know of any basis for alleging infringement, violation or conflict with) the Intellectual Property rights of any third party by the Company or any of its subsidiaries, or their products; (d) there are no pending or, to the Company’s knowledge, threatened actions, suits, proceedings or claims that allege the Company or any of its subsidiaries is infringing or has infringed any Intellectual Property right of any third party; (e) the discoveries, inventions, products or processes of the Company or any of its subsidiaries, to the Company’s knowledge, do not violate or conflict with any Intellectual Property right of any third party including any discovery, invention, product or process that is the subject of a patent application filed by any third party; and (f) neither the Company nor any of its subsidiaries is in breach of any license or other agreement (to which it is a party) related to the Intellectual Property rights of the Company, any subsidiary of the Company or any third party.

(k)	Internal Controls.

(i)

The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; and (E) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity.

(ii)

The Company has established and maintains and evaluates a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Such internal controls over financial reporting has been designed by the Company’s chief executive officer and chief financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. All material weaknesses, if any, in such internal controls have been identified to the Company’s accountants and the audit committee of the Company’s board of directors. Since the date of the latest audited financial statements included or incorporated by reference in the SEC Reports, there has been no change in the Company’s internal control over financial reporting or in other factors that could significantly affect such internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. Except as described in the SEC Reports, the Company’s independent accountants have not notified the Company of any “reportable conditions” (as that term is defined under standards established by the American Institute of Certified Public Accountants) in the Company’s internal accounting controls, or other weaknesses or deficiencies in the design or operation of the Company’s internal accounting controls, that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting, or could adversely affect the Company’s ability to record, process, summarize and report financial data consistent with the assertions of the Company’s management in the financial statements. The Company has taken all necessary actions to ensure that the Company, its subsidiaries and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder. The Company has given due consideration to the findings of any reports by its consultants with respect to its system of internal controls.

(iii)

The Company has established, maintained and evaluated disclosure and corporate governance controls and procedures that comply with the requirements of the Exchange Act to ensure that (X) material information relating to the Company is made known in a timely manner to the Company’s board of directors, principal executive officer and principal financial officer by others within those entities, and (Y) the Company and its board of directors comply in a timely manner with the requirements of applicable law relating to disclosure of information and reporting obligations. Such disclosure and corporate governance controls and procedures are effective to properly perform the functions for which they were established and documented, and the implementation of such disclosure and corporate governance controls and procedures policies are monitored by the responsible persons. As used herein, the term “disclosure and corporate governance controls and procedures” means controls and other procedures that are designed to ensure that information required to be disclosed by the Company (including, without limitation, information in reports that it files or submits under any applicable law, inside information and information on notifiable, connected and other transactions required to be disclosed) is recorded, processed, summarized and reported in a timely manner (and in any event within the time period required by applicable law).

(l)

Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. No assessment in connection with United States federal tax returns has been made against the Company. The Company and its subsidiaries have filed all other material tax returns that are required to have been filed by them or have timely requested extensions thereof pursuant to applicable foreign state, local or other law, and has paid all material taxes due pursuant to such returns or all material taxes due and payable pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or its subsidiaries. There are no (i) examinations or audits of any tax return of the Company or its subsidiaries that are pending or in progress involving any material taxes or (ii) unresolved written claims that have been received by the Company or its subsidiaries from any governmental body in any jurisdiction where the Company or any such subsidiary, as applicable, does not file tax returns that the Company or any such subsidiary is or may be subject to taxes in that jurisdiction. No extension or waiver of the statute of limitation period applicable to any material tax returns of the Company or material tax has been granted and is currently in effect other than automatic extensions of the time in which to file a tax return of the Company obtained in the ordinary course of business.

(m)

Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with what the Company reasonably believes to be financially sound and reputable insurers, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and assets, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to be material to the Company or any of its subsidiaries, taken as a whole.

(n)

Investment Company Act. Neither the Company nor any of its subsidiaries is or, immediately after the sale of the Securities hereunder will be required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

(o)

Studies, Tests and Preclinical and Clinical Trials. The pre-clinical studies and clinical trials conducted by or, to the Company’s knowledge, on behalf of or sponsored by the Company and its subsidiaries were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and applicable law and current Good Clinical Practices and Good Laboratory Practices. Neither the Company nor its subsidiaries has received any written notices or correspondence from any Governmental Entity requiring or threatening the termination, modification or suspension of any pre-clinical studies or clinical trials other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials, and, to the Company’s knowledge, there are no reasonable grounds for the same.

(p)

Regulatory Matters. Except as would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries has received any FDA Form 483, notice of adverse finding, warning letter or other correspondence or written notice from the U.S. Food and Drug Administration (“FDA”) or any other Governmental Entity alleging or asserting noncompliance with (x) any statutes, laws, ordinances, rules and regulations applicable to the Company and its subsidiaries for the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., similar laws of other Governmental Entities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”) or (y) any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or to carry on its businesses as now conducted (“Authorizations”) and (ii) the Company and each of its subsidiaries has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission).

(q)

Compliance with Laws. The Company has complied in all material respects with, is not in material violation of, and has not received any written notice alleging any violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets.

(r)	No Additional Agreements. The Company does not have any agreement with any Purchaser with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

(s)

No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 hereof, neither the Company, nor any of its Affiliates, to the Company’s knowledge, nor any Person acting on its or their behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(t)

Brokers. There is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of the Company that is entitled to any fee or commission in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

(u)

Employee Agreements. To the Company’s knowledge, each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality, proprietary information and assignment of inventions and intellectual property rights (the “Confidential Information Agreements”). To the Company’s knowledge, no current or former employee or consultant has excluded works or inventions from his or her assignment of inventions pursuant to such person’s Confidential Information Agreement. To the Company’s knowledge, no employee or consultant is in violation of any agreement described in this Section 3.1(u).

(v)

Anti-Corruption. Neither the Company nor any of its subsidiaries nor any officer or director of the Company or its subsidiaries nor, to the Company’s knowledge, any employee of, or any agent, affiliate or other person associated with or acting on behalf of, the Company or any of its subsidiaries has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (b) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law or (d) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws in all material respects and each has instituted, maintains and enforces, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(w)

Anti-Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(x)

Sanctions. Neither the Company nor any of its subsidiaries nor any director or officer of the Company or its subsidiaries nor to the Company’s knowledge, any employee of, or any agent, Affiliate or other person associated with or acting on behalf of, the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions (each, a “Sanctioned Country”). The Company will not directly or indirectly use the proceeds of the offering and sale of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Company subsidiary, joint venture partner or other person or entity (a) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (b) to fund or facilitate any activities of or business in any Sanctioned Country or (c) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, except in cases where compliance with extraterritorial provisions in any such sanctions would be unlawful for the Company. For the past five (5) years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. Nothing in this paragraph shall impose any obligations and/or restrictions on the Company or any of its subsidiaries that will cause the Company or any of its subsidiaries to be, and will only apply if and to the extent that it does not cause the Company or any of its subsidiaries to be, in violation of EU Regulation (EC) 2271/96 (EU Blocking Statute) as amended from time to time, or any applicable implementing legislation, including, but not limited, to the German Foreign Trade Regulations (Außenwirtschaftsverordnung), or any similar anti-boycott law, statute or regulation.

(y)

Registration. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which Registration Statement became effective on April 21, 2025, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus or the Prospectus Supplement has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the rules and regulations of the Commission, shall file the Prospectus or Prospectus Supplement with the Commission pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective as determined under the Securities Act, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the

Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, Prospectus Supplement and any amendments or supplements thereto, at the time the Prospectus, the Prospectus Supplement or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company was at the time of the filing of the Registration Statement eligible to use Form S-3. The Company is eligible to use Form S-3 under the Securities Act and it meets the transaction requirements with respect to the aggregate market value of the aggregate market value of securities being sold pursuant to this offering and during the twelve (12) months prior to this offering, as set forth in General Instruction I.B.6 of Form S-3.

(z)

Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(aa)

Listing and Maintenance Requirements. The shares of Common Stock are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as previously disclosed in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through The Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to The Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(bb)

Application of Takeover Protections. The Company and the Company’s board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(cc)

Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances, which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed by the Company in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others to third parties, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(dd)

Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, or (iii) violated in any material respect any provision of FCPA.

(ee)

U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Purchaser’s request.

(ff)

Reliance by Purchasers. The Company acknowledges that each Purchaser will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth in this Agreement.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)

Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)

Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).

(c)

Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants (unless pursuant to a cashless exercise), it will be either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act, or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)

Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)

Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f)

Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms, which terms include definitive pricing terms, of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(g)

No Voting Agreements. The Purchaser is not a party to any agreement or arrangement, whether written or oral, between the Purchaser and any other Purchaser and any of the Company’s shareholders as of the date hereof, regulating the management of the Company, the shareholders’ rights in the Company, the transfer of shares in the Company, including any voting agreements, shareholder agreements or any other similar agreement even if its title is different or has any other relations or agreements with any of the Company’s shareholders, directors or officers.

(h)

Brokers. No agent, broker, investment banker, person or firm acting in a similar capacity on behalf of or under the authority of the Purchaser is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, for which the Company or any of its Affiliates after the Closing could have any liabilities in connection with this Agreement, any of the transactions contemplated by this Agreement, or on account of any action taken by the Purchaser in connection with the transactions contemplated by this Agreement.

(i)

Independent Advice. Each Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, except as set forth in this Agreement, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Legends. The shares of Common Stock and, if all or any portion of a Pre-Funded Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Warrant Shares or if the Pre-Funded Warrant is exercised via cashless exercise, the Warrant Shares shall be issued free of legends. If at any time following the date hereof the Registration Statement is not effective or is not otherwise available for the sale of the shares of Common Stock, the Pre-Funded Warrants or the Warrant Shares, the Company shall immediately notify the holders of the Pre-Funded Warrants in writing that such Registration Statement is not then effective and thereafter shall promptly notify such holders in writing when the Registration Statement is effective again and available for the sale of the Pre-Funded Warrants or the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any Purchaser to sell, any of the Pre-Funded Warrants or the Warrant Shares in compliance with applicable federal and state securities laws). The Company shall use commercially reasonable best efforts to keep a registration statement (including the Registration Statement) registering the issuance of the Warrant Shares effective during the term of the Pre-Funded Warrants.

4.2 Furnishing of Information; Public Information. Until the earliest of the time that no Purchaser owns Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue one or more press releases or Current Reports on Form 8-K (the “Disclosure Time Cleansing Documents”) disclosing the material terms of the transactions contemplated hereby and all other material non-public information concerning the Company disclosed to the Purchasers by the Company or any of its Subsidiaries or Affiliates, or any of their respective officers, directors, employees or agents, and (b) file a Current Report on Form 8-K, including the form of the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of the Disclosure Time Cleansing Documents, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries or Affiliates, or any of their respective officers, directors, employees or agents. In addition, effective upon the earlier of (x) the issuance of Disclosure Time Cleansing Documents and (y) the Disclosure Time, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates, on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate and be of no further force or effect. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. For the avoidance of doubt, no consent of the Company shall be required for any public disclosure by any Purchaser pursuant to Section 13 and/or Section 16 of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted and reasonably cooperate with such Purchaser regarding such required disclosure.

4.5 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company reasonably believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, and of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously with the delivery of such notice file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and general corporate purposes as well as for the satisfaction of any portion of the Company’s debt, and shall not use such proceeds: (a) for the redemption of any shares of Common Stock or Common Stock Equivalents; provided that the Company shall be permitted to repurchase shares of its Common Stock pursuant to a stock buyback program, (b) for the settlement of any outstanding litigation or (c) in violation of FCPA or OFAC regulations or similar applicable regulations.

4.8 Indemnification of Purchasers. Subject to the provisions of this Section 4.8, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser Party in any capacity (including a Purchaser Party’s status as an investor), or any of them or their respective Affiliates, by the Company or any shareholder of the Company who is not an Affiliate of such Purchaser Party, arising out of or relating to any of the transactions contemplated by the Transaction Documents. For the avoidance of doubt, the indemnification provided herein is intended to, and shall also cover, direct claims brought by the Company against any Purchaser Parties; provided, however, that such indemnification shall not cover any loss, claim, damage or liability to the extent it is finally judicially determined to be attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in any Transaction Document or any conduct by a Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and, except with respect to direct claims brought by the Company, the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel to the applicable Purchaser Party (which may be internal counsel), a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed. In addition, if any Purchaser Party takes action to collect amounts due under any Transaction Documents or to enforce the provisions of any Transaction Documents, then the Company shall pay the costs incurred by such Purchaser Party for such collection, enforcement or action, including, but not limited to, attorneys’ fees and disbursements. The indemnification and other payment obligations required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation, defense, collection, enforcement or action, as and when bills are received or are incurred; provided, that if any Purchaser Party is finally judicially determined not to be entitled to indemnification or payment under this Section 4.8, such Purchaser Party shall promptly reimburse the Company for any payments that are advanced under this sentence. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.9 Listing of Common Stock. The Company hereby agrees to use commercially reasonable best efforts to maintain the listing or quotation of the shares of Common Stock on each Trading Market on which each is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares and Warrant Shares on such Trading Markets and promptly secure the listing of all of the Shares and Warrant Shares on such Trading Markets. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and

Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of the Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to use commercially reasonable efforts to maintain the eligibility of the electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.10 [Reserved].

4.11 Equal Treatment of Purchasers. No consideration (including any modification of the Transaction Documents) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of the shares of Common Stock or otherwise.

4.12 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending on the earlier of (a) at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (b) the Disclosure Time. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until the earlier of (a) such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4 and (b) the Disclosure Time, such Purchaser will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the earlier of (a) the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (b) the Disclosure Time, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the earlier of (a) the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (b) the Disclosure Time and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents after the earlier of (a) the issuance of the initial press release as described in Section 4.4 and (b) the Disclosure Time. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.13 Exercise Procedures. The form of Notice of Exercise included in the Pre-Funded Warrants set forth the totality of the procedures required of the Purchasers in order to exercise the Pre-Funded Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Pre-Funded Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Pre-Funded Warrants. The Company shall honor exercises of the Pre-Funded Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.14 Reservations of Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue shares of Common Stock pursuant to this Agreement and the Warrant Shares pursuant to any exercise of the Pre-Funded Warrants.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously with the delivery of such notice file such notice with the Commission pursuant to a Current Report on Form 8-K.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers who purchased at least 50.1% in interest of the sum of (i) the Shares and (ii) the Warrant Shares initially issuable upon exercise of the Pre-Funded Warrants based on the initial Subscription Amounts hereunder (or, if prior to Closing, the Company and each Purchaser), or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought; provided, that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or at least 50.1% in interest of such disproportionately impacted Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 and this Section 5.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such action, suit or Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for the applicable statute of limitations.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of a Pre-Funded Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Pre-Funded Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.18 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.19 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions relating to shares of Common Stock that occur after the date of this Agreement.

5.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Q32 BIO INC.

By:	/s/ Jodie Morrison
Name: Jodie Morrison
Title: Chief Executive Officer

Address for Notice:

830 Winter St.

Waltham, MA 02451

Attention: Jodie Morrison

Email: Jmorrison@q32bio.com

with a copy to (which shall not constitute notice):

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Jacqueline Mercier

Email: JMercier@goodwinlaw.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Warrant Shares to the Purchaser (if not same address for notice):

DWAC for Common Stock:

Subscription Amount:

Shares of Common Stock:

Shares of Common Stock underlying the Pre-Funded Warrants:

Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%

EIN Number:

☐ Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the second (2nd) Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.

Exhibit A

Form of Pre-Funded Warrant